                                                                    EXHIBIT 99-2

                          THE WILLIAMS COMPANIES, INC.

                               OFFER TO EXCHANGE


              9.60% QUARTERLY INCOME CAPITAL SECURITIES (QUICSSM)

                      (SUBORDINATED DEBENTURES, DUE 2025)

        (PROVIDING FOR A LATE PAYMENT PENALTY TO BE PAID BY THE COMPANY


                     IN THE EVENT OF A LATE PAYMENT PERIOD)


                                      FOR

                        $2.21 CUMULATIVE PREFERRED STOCK
- --------------------------------------------------------------------------------

                       THE EXCHANGE OFFER AND WITHDRAWAL
              RIGHTS WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME.

                      ON AUGUST 21, 1995, UNLESS EXTENDED.

- --------------------------------------------------------------------------------

To Our Clients:


     Enclosed for your consideration are the Prospectus dated July 25, 1995 (the "Prospectus") and the related Letter of Transmittal (which, together with the Prospectus, constitute the "Exchange Offer") whereby The Williams Companies, Inc., a Delaware corporation (the "Company"), is offering to exchange $90,752,500 aggregate principal amount of its 9.60% Quarterly Income Capital Securities ("QUICS") (Subordinated Debentures, Due 2025) (Providing for a Late Payment Penalty to be Paid by the Company in the Event of a Late Payment Period) for up to 3,630,100 shares of its $2.21 Cumulative Preferred Stock, $1.00 par value, (the "Preferred Stock"), which constitute all outstanding shares of the Preferred Stock, upon the terms and subject to the conditions set forth in the Exchange Offer.


     The QUICS are offered in minimum denominations of $25 and integral multiples thereof, and the shares of the Preferred Stock have a liquidation preference of $25 per share. Consequently, the Exchange Offer will be effected on a basis of $25 principal amount of QUICS for each share of the Preferred Stock validly tendered and accepted for exchange. See "The Exchange
Offer -- General" in the Prospectus.

     WE ARE THE REGISTERED HOLDER OF SHARES OF THE PREFERRED STOCK HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES OF THE PREFERRED STOCK CAN BE MADE ONLY BY US AS THE REGISTERED HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES OF THE PREFERRED STOCK HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish us to tender any or all shares of the Preferred Stock held by us for your account, upon the terms and subject to the conditions set forth in the Exchange Offer. If you wish us to tender such shares, also complete the attached Notice of Solicited Tenders.


     Your instructions to us should be forwarded as promptly as possible in order to permit us to tender shares of the Preferred Stock in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK TIME, ON AUGUST 21, 1995, UNLESS EXTENDED.


     WE URGE YOU TO READ THE ENCLOSED PROSPECTUS CAREFULLY BEFORE CONVEYING YOUR INSTRUCTIONS TO US.

     If you wish to have us tender any or all of your shares of the Preferred Stock, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth in the next page of this letter. An envelope to return your instructions to us is enclosed. If you authorize us to tender your shares of the Preferred Stock, all such shares of the Preferred Stock will be tendered, unless otherwise specified on the next page of this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN SUFFICIENT TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

- ---------------
SM Lehman Brothers has applied for a service mark for QUICS.

                          INSTRUCTIONS WITH RESPECT TO

                          THE WILLIAMS COMPANIES, INC.

                               OFFER TO EXCHANGE

              9.60% QUARTERLY INCOME CAPITAL SECURITIES (QUICS(SM))

                      (SUBORDINATED DEBENTURES, DUE 2025)

        (PROVIDING FOR A LATE PAYMENT PENALTY TO BE PAID BY THE COMPANY
                     IN THE EVENT OF A LATE PAYMENT PERIOD)

                                      FOR
                        $2.21 CUMULATIVE PREFERRED STOCK


     The undersigned acknowledge(s) receipt of your letter enclosing the Prospectus dated July 25, 1995 (the "Prospectus") and the related Letter of Transmittal (which, together with the Prospectus, constitute the "Exchange Offer") relating to the offer by The Williams Companies, Inc., a Delaware corporation (the "Company"), to exchange up to $90,752,500 aggregate principal amount of 9.60% Quarterly Income Capital Securities ("QUICS") (Subordinated Debentures, Due 2025) (Providing for a Late Payment Penalty to be Paid by the Company in the Event of a Late Payment Period) for any and all of the $2.21 Cumulative Preferred Stock, $1.00 par value (the "Preferred Stock"), of the Company, upon the terms and subject to the conditions set forth in the Exchange Offer.


     This will instruct you to tender the shares of the Preferred Stock indicated below held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Exchange Offer.

                                            SIGN HERE
Shares of the Preferred Stock               Signature(s):
which are to be Tendered:
(1) _______________ Number of Shares        ________________________________________________
(2) _______________ Number of Shares
   Tendered (only if different              ________________________________________________
   amount from item (1))*
                                            Dated: ________________________, 1995

                                            Address:
                                            ________________________________________________
                                            Zip Code:
                                            ________________________________________________
                                            Area Code and Telephone No.
                                            ________________________________________________


- ---------------
* Unless otherwise indicated, it will be assumed that all shares of the Preferred Stock listed in item (1) are to be tendered.
(SM) Lehman Brothers has applied for a service mark for QUICS.

                          NOTICE OF SOLICITED TENDERS

     The Company will pay to any Soliciting Dealer, as defined in the Prospectus, a solicitation fee of $.50 per Share for each share of the Preferred Stock tendered and exchanged pursuant to the Offer. No such fee shall be payable to a Soliciting Dealer if such Soliciting Dealer is required for any reason to transfer the amount of such fee to a tendering holder (other than itself). The Dealer Managers may not, until the Expiration Time, buy, sell, deal or trade in the shares of the Preferred Stock for their own account. No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of the Company, the Exchange Agent, the Information Agent or the Dealer Managers for purposes of the Exchange Offer.

     The undersigned represents that the Soliciting Dealer which solicited and obtained this tender is:
Name of Firm:
                                       (Please Print)

Name of Individual Broker or Financial Consultant:
                                                  -----------------------------
Identification Number (if known):
                                  ---------------------------------------------
Address:
         ----------------------------------------------------------------------
                                  (Include Zip Code)

     The following is to be completed ONLY if customer's Preferred Stock held in nominee name are tendered.

BENEFICIAL OWNERS                   NUMBER OF SHARES OF PREFERRED STOCK TENDERED

                     (ATTACH ADDITIONAL LIST IF NECESSARY)

Beneficial Owner No. 1.....................
                                            -------------------------------------------------

Beneficial Owner No. 2.....................
                                            -------------------------------------------------

Beneficial Owner No. 3.....................
                                            -------------------------------------------------

     The acceptance of compensation by such Soliciting Dealer will constitute a representation by it that: (i) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (ii) it is entitled to such compensation for such solicitation under the terms and conditions of the Prospectus; (iii) in soliciting tenders of shares of Preferred Stock, it has used no soliciting materials other than those furnished by the Company; and (iv) if it is a foreign broker or dealer not eligible for membership in the National Association of Securities Dealers, Inc. (the "NASD"), it has agreed to conform to the NASD's Rules of Fair Practice in making solicitations.

SOLICITING DEALERS ARE NOT ENTITLED TO A FEE WITH RESPECT TO SHARES OF PREFERRED STOCK BENEFICIALLY OWNED BY SUCH SOLICITING DEALER OR WITH RESPECT TO ANY SHARES THAT ARE REGISTERED IN THE NAME OF A SOLICITING DEALER UNLESS SUCH SHARES ARE HELD BY SUCH SOLICITING DEALER AS NOMINEE AND ARE TENDERED FOR THE BENEFIT OF BENEFICIAL HOLDERS IDENTIFIED IN THE LETTER OF TRANSMITTAL.

                                        3